TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is made as of the 24th day of June, 2011, and is among WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit, operating division (the “Contractor”), ZOO ENTERTAINMENT, INC., a Delaware corporation, ZOO PUBLISHING, INC., a New Jersey corporation, and ZOO GAMES, INC., a Delaware corporation (collectively, the "Distributor"). and Mark Edward Seremet and David William Rosenbaum (collectively the “Guarantors”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Master Purchase Order Assignment Agreement dated April 6, 2009, as amended (the “Assignment Agreement”) between the Contractor and the Distributor.

WITNESSETH:

WHEREAS, the Contractor and the Distributor are parties to the Assignment Agreement;

WHEREAS, the Contractor and the Distributor desire to terminate the Assignment Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Termination of Assignment Agreement.

Effective upon receipt of a payment in good funds from the Distributor to the Contractor of $197,815.53 (the “Payment Amount”) (consisting of $147,815.53 for Contractor's Deal Fees and Contractor's Expenses, and $50,000 for the Commitment Fee) on or before June 24, 2011, the Assignment Agreement is hereby terminated; provided, however, that paragraphs 13, 14, and 17 of the Assignment Agreement shall survive such termination.

2.           Release of Liens.

Upon receipt of the Payment Amount, the Contractor agrees to terminate all of its security interests in the assets of the Distributor and the Security Agreement and Financing Statement given by Contractor in connection with the Assignment Agreement and authorizes the Distributor to file any documents to reflect such termination.  In connection with this Agreement, each party to this Agreement will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform its obligations under this Agreement.

3.           Releases.

a)           Effective upon timely receipt of the Payment Amount, the Contractor hereby releases and forever discharges Guarantors, Distributor, and its shareholders, directors, officers, employees, representatives, agents and successors from all claims, demands, actions, causes of action, suits, debts or obligations of any kind whatsoever, whether in equity or at law, known or unknown, accrued or unaccrued, arising from or related to the Assignment Agreement and the termination thereof, except for the continuing obligations of the parties under paragraphs 13, 14, and 17 of the Assignment Agreement.

b)           The Distributor and Guarantors hereby release and forever discharge Contractor, and its shareholders, directors, officers, employees, representatives, agents and successors from all claims, demands, actions, causes of action, suits, debts or obligations of any kind whatsoever, whether in equity or at law, known or unknown, accrued or unaccrued, arising from or related to the Assignment Agreement and the termination thereof.

4.           Indemnification.

Each of the parties shall indemnify and hold the other harmless from, and reimburse the other for, any loss, fee, cost, expense, damage, liability or claim (including, without limitation, reasonable attorney’s fees and costs) arising out of, based upon, or resulting from its breach of or failure to perform any of its covenants or agreements contained in this Agreement to be performed on or after the date hereof.

5.           Miscellaneous.

(a)         This Agreement contains the entire understanding of the parties in connection with the transactions contemplated hereby.

(b)          If any of the provisions set forth in this Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in whole or in part, the remaining provisions shall continue in full force and effect.

(c)         This Agreement shall not be assigned by either party hereto without the prior written consent of the other.  This Agreement is binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

(d)          Time is of the essence under this Agreement.

(e)          This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

(f)           This Agreement may be executed in two (2) or more counterparts and it shall not be necessary that the signature of all parties be contained on any one counterpart.  Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument.  An executed facsimile of this Agreement shall be deemed to be a valid and binding agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO BANK
NATIONAL ASSOCIATION

By:	/s/ John Marrinson
Its:	SVP

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Its:	CFO

ZOO PUBLISHING, INC.

By:	/s/ David Fremed
Its:	CFO

ZOO GAMES, INC.

By:	/s/ David Fremed
Its:	CFO

/s/ Mark Edward Seremet
Mark Edward Seremet

/s/ David William Rosenbaum
David William Rosenbaum